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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 17, 1999

                             PRIME HOSPITALITY CORP.
             (Exact name of Registrant as specified in its charter)

                               COMMISSION FILE NO. 1-6869

            DELAWARE                                             22-2640625
(State or other jurisdiction of                                (IRS employer
 incorporation or organization)                              identification no.)

700 ROUTE 46 EAST, FAIRFIELD, NEW JERSEY                           07004
(address of principal executive offices)                         (zip code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (973)882-1010


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ITEM     4. CHANGES IN THE COMPANY'S CERTIFYING ACCOUNTANTS

         (a) Previous Independent Accountants

                  (i) Prime Hospitality Corp. (the "Company") advised representatives of Arthur Andersen LLP ("Arthur Andersen") that their firm would no longer be engaged as the independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 1999 and terminated the relationship effective August 17, 1999.

                  (ii) Arthur Andersen's reports on the financial statements for the past two fiscal years of the Company did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                  (iii) The decision to change the accountants was recommended by the Company's management and separately approved by the Audit Committee of the Board of Directors and the Board of Directors of the Company.

                  (iv) In connection with its audits for the two most recent fiscal years ended December 31, 1997 and 1998 and through August 17, 1999, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement in connection with its report on the financial statements for each years or interim periods.

                  (v) During the Company's two most recent fiscal years, and during the subsequent interim periods, no "reportable events" (as described in Item 304 (a) (1) (v) of Regulation S-K) have occurred.

                  (vi) The Company has requested that Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Arthur Andersen agrees with the statements made by the Company above in response to Item 304 of Regulation S-K. A copy of such letter, dated August 17, 1999, is included as Exhibit 16 to this Form 8-K.

         (b) New Independent Accountants

                  (i) The Company engaged Ernst & Young LLP as its new independent accountants effective August 17, 1999. During the two most recent fiscal years and through August 17, 1999, the Company has not consulted with Ernst & Young LLP concerning the Company's financial statements, including the application of accounting principles to a specified transaction (proposed or completed) or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was either the subject of a "disagreement" or "reportable event" (as such terms are defined in Item 304 of Regulation S-K) with the previous independent accountants.


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EXHIBIT NO.       DESCRIPTION

16 Letter dated August 18, 1999 from Arthur Andersen LLP related to the change in certifying accountants.


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